Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2, of our report dated April 28, 2002 relating to the financial statements of IBIDAMERICA, INC. appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.




William J. Hadaway, Certified Public Accountant


Winter Park, Florida


December 12, 2002